UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004 (October 15, 2004)

SAMSONITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado		80239-3018
(Address of principal executive offices)		(Zip Code)

(303) 373-2000
Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 15, 2004, Samsonite Corporation (the “Company”) granted non-qualified stock options under the Company’s stockholder-approved Amended and Restated 1999 Stock Option Plan (the “1999 Plan”) to certain executives including Richard H. Wiley, Marc Matton, Guiseppe Fremder, Tom Korbas, Shashi Dash, Ramesh Tainwala and Arne Borrey. The stock underlying the stock options is subject to the terms of the Executive Stockholders Agreement, dated September 23, 2003, as amended and restated from time to time.

The Company granted non-qualified stock options to purchase 6,000,000 shares of the Company’s common stock, $.01 par value per share, to Richard H. Wiley, and 3,000,000 shares of said common stock subject to certain performance conditions, to each of the other executives mentioned above at an exercise price of $0.525. The options vest over a five-year period from the date of grant and have a ten-year term.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation

	By:	/s/ RICHARD H. WILEY
	Name:	Richard H. Wiley
	Title:	Chief Financial Officer, Treasurer and Secretary

Date: October 21, 2004